UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2024

Commission File Number: 000-52369

FitLife Brands, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	20-3464383
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5214 S. 136th Street, Omaha, Nebraska 68137
(Address of principal executive offices)

402-884-1894
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	FTLF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

On August 14, 2024, FitLife Brands, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended June 30, 2024. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 13, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). See Item 5.07 below.

At the Annual Meeting, the Company’s stockholders elected Matt Lingenbrink to serve as a member of the Board of Directors of the Company until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified.

Matt Lingenbrink, 42, currently leads the marketing organization of Interstate Batteries as Vice President, Marketing and E-commerce since April 2024. Prior to his time at Interstate Batteries, he held various roles leading corporate strategy, business development, and route-to-market at Keurig Dr Pepper Inc., and its predecessor Dr Pepper Snapple Group, from August 2017 to April 2024. Prior to that, Mr. Lingenbrink worked with Bain & Company from September 2007 to August 2017, consulting with large clients across the consumer packaged goods industry and other industries on growth strategy, corporate diligence, and post-merger integration. Mr. Lingenbrink received his Bachelor’s Degree and a Master’s Degree in Accounting from Brigham Young University, and earned an M.B.A. from Harvard Business School.

Except as disclosed herein, there are no related party transactions between the Company and Mr. Lingenbrink that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with his appointment as a member of the Company’s Board of Directors.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1- Election of Directors

	For	Withheld
Dayton Judd	2,617,447	13,597
Grant Dawson	2,442,303	188,741
Matt Lingenbrink	2,599,157	31,887
Todd Ordal	2,520,749	110,295
Seth Yakatan	2,483,549	147,495

The Company’s Directors are elected by a plurality of the votes cast. Accordingly, each of the nominees named above were elected to serve on the Board of Directors until the 2025 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Proposal No. 2 – Ratification of Appointment of Auditors

	For	Against	Abstain
Votes	3,027,382	53	5,009

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders ratified the appointment of Weinberg & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2024.

Item 7.01 Regulation FD Disclosure

See Item 2.02.

Disclaimer.

The information furnished pursuant to Item 2.02 and 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by referenced.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
99.1	Press Release issued by FitLife Brands, Inc., dated August 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

Date: August 14, 2024	By:	/s/ Dayton Judd
Dayton Judd
Chief Executive Officer